                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             LIBERTY PROPERTY TRUST
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            LIBERTY PROPERTY TRUST
                           65 Valley Stream Parkway
                          Malvern, Pennsylvania 19355


                     -------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held May 17, 2000

                    -------------------------------------
     The 2000 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), will be held at the Wyndham Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, on Wednesday, May 17, 2000 at 10:00 a.m., local time, for the following purposes:

   1. To elect three Class III trustees to hold office until the Annual
      Meeting of Shareholders to be held in 2003 and until their successors are duly elected and qualified; and

   2. To transact such other business as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on March 22, 2000 as the record date for the meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

     The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.


                                          By Order of the Board of Trustees,


                                          /s/ James J. Bowes
                                          ----------------------------------
                                          James J. Bowes
                                          Secretary


Malvern, Pennsylvania
March 31, 2000


Please Complete and Return Your Signed Proxy Card

     Please complete and promptly return your proxy in the envelope provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

                            LIBERTY PROPERTY TRUST
                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 17, 2000
                              GENERAL INFORMATION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), for use at the Trust's 2000 Annual Meeting of Shareholders (the "Meeting") to be held at the Wyndham Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087 on Wednesday, May 17, 2000 at 10:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about March 31, 2000. Only shareholders of record at the close of business on March 22, 2000 shall be entitled to notice of and to vote at the Meeting.

     If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares will be voted FOR the nominees of the Board of Trustees in the election of trustees. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     On the record date, the Trust had 67,102,716 common shares outstanding and entitled to vote at the Meeting. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Each holder of common shares is entitled to one vote per share held of record by such holder on the record date. Assuming a quorum is present at the Meeting, a plurality of all the votes cast at the Meeting shall be sufficient to elect a trustee. There is no cumulative voting in the election of trustees. A majority of all the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or by the Amended and Restated Declaration of Trust of the Trust (the "Declaration of Trust").

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 15, 2000 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page seven, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.



                                                                            Number of Shares       Percent
Beneficial Owners                                                          Beneficially Owned      of Class
----------------------------------------------------------------------   ----------------------   ---------
Willard G. Rouse, III ................................................         921,675 (1)        1.4%
Joseph P. Denny ......................................................         594,665 (2)          *
Robert E. Fenza ......................................................         389,787 (3)          *
George J. Alburger, Jr. ..............................................         208,499 (4)          *
James J. Bowes .......................................................          44,297 (5)          *
Frederick F. Buchholz ................................................          20,500 (6)          *
Thomas C. DeLoach, Jr. ...............................................           2,000              *
J. Anthony Hayden ....................................................          68,500 (6)          *
M. Leanne Lachman ....................................................          20,500 (6)          *
David L. Lingerfelt ..................................................          45,161 (7)          *
John A. Miller .......................................................          17,000 (8)          *
Stephen B. Siegel ....................................................          14,500 (9)          *
Wellington Management Company, LLP ...................................       5,919,800 (10)       8.8%
Vanguard Windsor Fund ................................................       4,440,500 (11)       6.6%
New York State Teacher's Retirement System ...........................       4,236,220 (12)       6.3%
All trustees and executive officers as a group (12 persons) ..........       2,347,084 (13)       3.4%

------------
* Represents less than one percent of class.

 (1) Includes 363,805 common shares subject to options exercisable within 60 days of the record date for the Meeting and 457,665 common shares issuable upon exchange of units of limited partnership interest ("Units") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership" and together with the Trust, the "Company")(which as of March 15, 2000 was 93.2% owned by the Trust).

 (2) Includes 316,722 common shares subject to options exercisable within 60 days of the record date for the Meeting and 260,250 common shares issuable upon exchange of Units.

 (3) Includes 178,435 common shares subject to options exercisable within 60 days of the record date for the Meeting and 195,043 common shares issuable upon exchange of Units. Also includes 700 common shares, held by Mr. Fenza as custodian for children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership.

 (4) Includes 168,076 common shares subject to options exercisable within 60 days of the record date for the Meeting.

 (5) Includes 33,150 common shares subject to options exercisable within 60 days of the record date for the Meeting. Also includes 40 common shares, held by Mr. Bowes as custodian for children, or owned directly by such children, as to which Mr. Bowes disclaims beneficial ownership.

 (6) Includes 18,500 common shares subject to options exercisable within 60 days of the record date for the Meeting.

 (7) Includes 13,500 common shares subject to options exercisable within 60 days of the record date for the Meeting, and 30,674 common shares issuable upon exchange of Units. Also includes 987 common shares held by trusts for the benefit of Mr. Lingerfelt's children, as to which Mr. Lingerfelt disclaims beneficial ownership.

 (8) Includes 12,000 common shares subject to options exercisable within 60 days of the record date for the Meeting.

 (9) Includes 13,500 common shares subject to options exercisable within 60 days of the record date for the Meeting.

(10) As of December 31, 1999, Wellington Management Company, LLP ("Wellington"), in its capacity as investment adviser, may be deemed to beneficially own 5,919,800 shares which are held of record by clients of Wellington, including Vanguard Windsor Fund ("Vanguard"), which beneficially owns 4,440,500 shares. The information relating to Wellington and Vanguard is based solely on a review of a Schedule 13G filed by each of Wellington and Vanguard with the Securities and Exchange Commission (the "Commission"). Wellington's address is 75 State Street, Boston, MA 02109.

(11) All of these shares are beneficially owned by Vanguard. These shares have also been reported by Wellington in its capacity as investment adviser to Vanguard. Vanguard's address is P.O. Box 2600, V37, Valley Forge, PA 19482.

(12) As of March 15, 2000, the New York State Teacher's Retirement System ("NYSTRS") had sole dispositive power and sole voting power over 4,236,220 common shares. This information is based on data provided by NYSTRS. NYSTRS's address is 10 Corporate Woods Drive, Albany, NY 12211.

(13) Includes 1,154,688 common shares subject to options exercisable within 60 days of the record date for the Meeting and 943,632 common shares issuable upon exchange of Units.

                 ELECTION OF TRUSTEES AND CONTINUING TRUSTEES

     In accordance with the Declaration of Trust and By-laws, the Board of Trustees has fixed the total number of trustees at nine. The Board is divided into three classes serving staggered three-year terms, the term of one class of trustees to expire in each successive year. Three Class III trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2003 and until their successors are duly elected and qualified. All of the present nominees for election as trustees currently serve as trustees of the Trust. A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

     Management believes that all of its nominees are willing and able to serve the Trust as trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

     The following is a brief description of the nominees for election as trustees and of the other trustees of Trust.

Nominees for Election as Class III Trustees with Terms to Expire in 2003

     Joseph P. Denny, age 53, has served as the President, Chief Operating Officer and a trustee of the Trust since its inception. Mr. Denny joined Rouse & Associates, the Trust's predecessor, in 1979 and served as a Regional Manager. In the various capacities in which he served the predecessor, he was responsible for developing approximately one billion dollars of projects, primarily large urban projects. Mr. Denny is a member of the Industrial and Office Park Council of the Urban Land Institute, serves on the Advisory Board of the Wharton Business School's Real Estate Center and is a member of the Board of Trustees of Chestnut Hill College. Effective April 1, 2000, Mr. Denny will step down from his position as President and Chief Operating Officer and will assume the position of Vice Chairman of the Board of Trustees of the Trust.

     David L. Lingerfelt, age 47, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is Vice President and Commercial Counsel with LandAmerica Financial Group, Inc. Prior to joining LandAmerica, Mr. Lingerfelt was an attorney in private practice specializing in commercial transactions. Mr. Lingerfelt has previously served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport.

     John A. Miller, age 72, has served as a trustee of the Trust since May 1995. Mr. Miller is presently serving as Chairman of the Board of Guarantee Reassurance Corp., and retired in July 1997 from the Board of Directors of the Provident Mutual Life Insurance Company of Philadelphia after serving as Director and Chairman of the Executive Committee. Mr. Miller served Provident Mutual in many capacities over his 25 years there, including as its President, Chief Operating Officer, Chief Executive Officer and Chairman of the Board. He has been a member of various Boards of Directors, including those of BetzDearborn, Bryn Mawr Hospital, CoreStates Financial Corp. and CoreStates Bank N. A.

Continuing Class I Trustees with Terms to Expire in 2001

     Willard G. Rouse III, age 57, has served as Chairman of the Board of Trustees and Chief Executive Officer of the Trust since its inception. Mr. Rouse had been a General Partner of Rouse & Associates since its inception. Mr. Rouse has served as Chairman of each of the Pennsylvania Convention Center Authority, Foundation for Architecture, the Philadelphia Children's Network and We the People 2000, as President of the Fellowship Commission and as a trustee of the Urban Land Institute. Mr. Rouse is a member of the Board of the Enterprise Foundation and Chair of Philadelphia's Regional Performing Arts Center, which is constructing a performing arts center. Effective April 1, 2000, Mr. Rouse will assume the additional position of President of the Trust.

     M. Leanne Lachman, age 57, has served as a trustee of the Trust since June 1994. Ms. Lachman is a Principal of Lend Lease Real Estate Investments. In 1999, Lend Lease acquired and is continuing the business of Ms. Lachman's prior employer, Boston Financial, which specialized in real estate investment management for institutions. Ms. Lachman is a director of Lincoln National Corporation and is an Executive-in-Residence at Columbia Business School.

     J. Anthony Hayden, age 56, has served as a trustee of the Trust since June 1994. Mr. Hayden is the President and Chief Executive Officer of Hayden Real Estate, Inc. Prior to forming Hayden Real Estate, Mr. Hayden spent more than 21 years at Cushman & Wakefield where he was a member of the Board of Directors. When he resigned as Executive Vice President in 1996 he was responsible for 10 offices in the Mid-Atlantic/Mid-West region. Mr. Hayden is also a member of the Society of Industrial & Office Realtors, serving in 1982 as President of the Philadelphia Chapter. He is also a member of the Philadelphia Board of Realtors and was President in 1985. He is a director of Pierce Leahy Corporation and The Founders' Bank.

Continuing Class II Trustees with Terms to Expire in 2002

     Frederick F. Buchholz, age 54, has served as a trustee of the Trust since June 1994. Mr. Buchholz was with Lend Lease Real Estate Investments or its predecessors from 1968, until retiring in June 1998. Following his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed Senior Vice President in December 1990 and Executive Vice President in 1992 of Equitable Real Estate, and was prior to his retirement the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate's New York and Washington, D.C. regional offices. Mr. Buchholz is a member of the Appraisal Institute, the Real Estate Advisory Committee of the University City Science Center, and is a member of the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

     Stephen B. Siegel, age 55, has served as a trustee of the Trust since May 1995. Mr. Siegel is Chairman and Chief Executive Officer of Insignia/Edward S. Gordon Co., Inc. ("ESG"), the fourth largest commercial real estate company in the United States and is the President of Insignia Financial Group, the parent company. Mr. Siegel became the President and Chief Executive Officer of ESG in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, ascending to Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is also the general chairman of the Association for the Help of Retarded Children and a trustee of the National Jewish Center for Immunology and Respiratory Medicine. In addition, he serves on the advisory board of the Wharton Business School's Real Estate Center and New York University's Real Estate Council and is active in the Urban Land Institute, the Real Estate Board of New York and the Young Men's/Women's Real Estate Association. Mr. Siegel is also the Vice-Chairman of the Board of the Cardoza School of Law.

     Thomas C. DeLoach, Jr., age 52, has served as a trustee of the Trust since May 1999. Mr. DeLoach was an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now "Exxon Mobil"), a global energy company prior to his retirement in March 2000. Mr. DeLoach joined Mobil in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach is a partner in Penske-Kranefuss Racing, LLC and is involved in the operation of its NASCAR racing program.

Committees of the Board of Trustees

     Audit Committee. The Board's Audit Committee provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board's Audit Committee currently consists of five independent trustees. The members of the Audit Committee are Messrs. Buchholz (Chair), DeLoach, Miller and Siegel and Ms. Lachman. The Committee met four times during the last fiscal year. See "Report of the Audit Committee."

     Compensation Committee. The Board's Compensation Committee is empowered to determine compensation for the Trust's executive officers and to administer the Trust's Amended and Restated Share Incentive Plan. Members of the Compensation Committee are Messrs. Miller (Chair), Buchholz, DeLoach and Siegel. See "Report of the Compensation Committee on Executive Compensation." The Compensation Committee met four times during the last fiscal year.

     Corporate Governance and Nominating Committee. The Board's Corporate Governance and Nominating Committee consists of Ms. Lachman (Chair) and Messrs. Rouse, Hayden and Lingerfelt. The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. The Corporate Governance and Nominating Committee will consider candidates for trustee proposed by shareholders in accordance with the following procedure. Such nominations should be sent to the attention of the Trust's Secretary at its principal executive office, describe the candidate's qualifications and be accompanied by the candidate's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's Bylaws. The Corporate Governance and Nominating Committee met four times during the last fiscal year.

Trustees' Attendance at Meetings

     The Board of Trustees held eleven meetings during the last fiscal year, including six teleconference meetings. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served.

Trustees' Compensation

     Each trustee who is not also an officer and full-time employee of the Trust or the Operating Partnership receives an annual trustee fee in the amount of $18,000 plus a fee of $1,000 for each Board meeting in which such trustee participated; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees receive a fee of $500 for each committee meeting they attend. Additionally, all trustees are reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust or the Operating Partnership receive no separate compensation for service as a trustee or committee member. On June 23 of each year, each non-employee trustee is granted a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on the date of the grant. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

                      COMPENSATION OF EXECUTIVE OFFICERS
     The following table shows, for the years ended December 31, 1999, 1998 and 1997, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to the Trust's Chief Executive Officer and to the four other most highly compensated executive officers, determined as of December 31, 1999 (collectively, the "Named Executive Officers").

                                                                                         Long-Term Compensation
                                                                                    --------------------------------
                                                     Annual Compensation                         Awards
                                          ------------------------------------------ -------------------------------
                                                                       Other Annual   Restricted        Securities     All Other
                                                                       Compensation  Stock Awards       Underlying    Compensation
    Name and Principal Position     Year   Salary($)    Bonus($)(1)       ($)(2)        ($)(1)       Options/SARs(#)     ($)(4)
---------------------------------  ------ -----------  -------------  -------------- --------------  ---------------  ------------
Willard G. Rouse III ............  1999    $272,808       $227,055         --          $670,083          320,102(3)      $4,050
 Chairman and Chief Executive      1998     264,858        147,000         --           175,800          146,500          3,958
 Officer                           1997     229,320        115,160         --           137,592          114,660          3,627

Joseph P. Denny .................  1999    $227,342       $276,721         --          $333,333          213,401          2,333
 President and Chief Operating     1998     220,721        243,500         --                --          121,500          2,173
 Officer                           1997     191,100        162,935         --                --           81,218          1,889

Robert E. Fenza .................  1999    $214,351       $231,999         --          $241,666          154,716            773
 Executive Vice President          1998     208,108        198,500         --           108,434           55,100            720
                                   1997     180,180        126,626         --                --           63,063            625

George J. Alburger, Jr. .........  1999    $207,855       $    500         --          $469,381          128,040          2,108
 Chief Financial Officer           1998     201,802            500         --           230,400           96,000          1,961
                                   1997     174,720            500         --           146,765           61,152          1,701

James J. Bowes ..................  1999    $171,030       $134,822         --          $195,395           90,695            981
 General Counsel                   1998     166,200        108,500         --            43,200           72,000            954
                                   1997     145,099         50,500         --            30,000           37,500            469

(1) A portion of the restricted stock award reflects the election by certain Named Executive Officers to receive common shares in lieu of cash for all or part of annual performance bonus compensation. The remainder represents an award of restricted stock as a portion of the long-term incentive compensation to be paid to the Named Executive Officers. Consistent with a policy adopted by the Trust's Compensation Committee with respect to employee annual performance bonus compensation, Messrs. Rouse, Alburger and Bowes elected to receive common shares in lieu of cash for all or part of their bonus compensation for 1999. By making such election, such persons received shares equal to 120% of the cash value of such bonus or portion thereof (the "Bonus Value"). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value, less applicable withholding, based on the closing price per share of the common shares on February 29, 2000 ($22.6875). The dollar amounts of Bonus Values are reflected under the Restricted Stock Awards column. Pursuant to such elections, Messrs. Rouse, Alburger and Bowes were awarded 5,000, 7,772 and 1,475 common shares, respectively. Dividends will be paid on such common shares issued pursuant to such awards, and the restrictions related to such awards will expire on February 28, 2001.

    A portion of the long-term incentive compensation paid to Named Executive Officers was made by an award of restricted stock. The Compensation Committee awarded restricted stock to Messrs. Rouse, Denny, Fenza, Alburger and Bowes in the amount of 22,039; 14,693; 10,652; 8,816; and 6,245 common shares, respectively. The aggregate dollar value of the grant based on the closing price per share of the common shares on February 29, 2000 was $500,000; $333,333; $241,661; $200,000 and $141,666, respectively. Such shares will vest ratably over a five-year period beginning with the anniversary date of the grant (i.e., 20% will vest on the anniversary date of the grant). See "Report of the Compensation Committee on Executive Compensation."

(2) Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.

(3) Included in the grant are options to purchase 70,102 common shares which are subject to approval by the shareholders of an amendment to the Trust's Amended and Restated Share Incentive Plan, which currently limits the size of annual grants of options to any individual to options to purchase 250,000 common shares.

(4) Consists of amounts paid by the Company to purchase term life insurance policies.

                  Share Option Grants, Exercises and Holdings

     The following tables set forth certain information concerning options to purchase common shares that were granted to the Named Executive Officers with respect to the fiscal year ended December 31, 1999, options exercised by the Named Executive Officers during such period and the number and value of options held by such persons as of the end of such period. The Trust does not have any outstanding stock appreciation rights.


                    Options/SAR Grants For Last Fiscal Year

                                         Individual Grants
---------------------------------------------------------------------------------------------------
                                  Number of      Percent of Total
                                 Securities        Options/SARs
                                 Underlying         Granted to          Exercise
                                Options/SARs      Employees for       or Base Price     Expiration
            Name               Granted (#)(1)      Fiscal Year      ($ per Share)(2)      Date(3)
----------------------------  ----------------  -----------------  ------------------  ------------
Willard G. Rouse III .......      320,102             21.0%            $ 22.6875         2/28/10
Joseph P. Denny ............      213,401             14.0               22.6875         2/28/10
Robert E. Fenza ............      154,716             10.1               22.6875         2/28/10
George J. Alburger, Jr......      128,040              8.4               22.6875         2/28/10
James J. Bowes .............       90,695              5.9               22.6875         2/28/10

                              Potential Realizable Value at
                              Assumed Annual Rates of Share
                                          Price
                                 Appreciation for Option
                                         Term(4)
                              -----------------------------
            Name                  5%($)          10%($)
----------------------------  -------------  --------------
Willard G. Rouse III .......   $4,567,230     $11,574,258
Joseph P. Denny ............    3,044,815       7,716,160
Robert E. Fenza ............    2,207,495       5,594,226
George J. Alburger, Jr......    1,826,881       4,629,674
James J. Bowes .............    1,294,041       3,279,353

(1) Represents options granted on February 29, 2000 with respect to the fiscal year ended December 31, 1999. Such options become exercisable up to 20% after the first year, 50% after two years, and 100% after three years.

(2) Exercise price is equal to the fair market value of the common shares on the date of grant.

(3) The options are subject to early termination in the event of termination of employment.

(4) Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of the common shares, and the amounts reflected in the table will not necessarily be achieved.


                                 Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Tables

                                                                         Number of Securities
                                        Shares                          Underlying Unexercised          Value of Unexercised
                                       Acquired          Value               Options/SARs           In-the-Money Options/SARs at
               Name                 On Exercise(#)    Realized($)       at Fiscal Year-End (#)         Fiscal Year-End ($)(1)
---------------------------------  ----------------  -------------  ------------------------------  -----------------------------
                                                                     Exercisable    Unexercisable    Exercisable    Unexercisable
                                                                    -------------  ---------------  -------------  --------------
Willard G. Rouse, III ...........        --               --           261,520        276,816          $875,000       $421,188
Joseph P. Denny .................        --               --           235,900        218,631           825,000        349,313
Robert E. Fenza .................        --               --           130,304        123,742           435,500        158,413
George J. Alburger, Jr. .........        --               --           109,530        165,922           323,950        276,000
James J. Bowes ..................        --               --             7,500        102,000                --        207,000

(1) Value is reported net of option exercise price, but before taxes associated with exercise.

Severance Plan

     The Trust has a severance plan for a group of senior officers of the Trust, including Messrs. Rouse, Denny, Fenza, Alburger and Bowes. The severance plan provides that, in the event of (i) the termination of the participant other than "for cause" or (ii) the participant's voluntarily termination of his or her employment for "good reason," in either case within two years following a "change of control," the participant would receive the following: (a) an amount equal to the product of 2.99 and the sum of his or her current annual base salary plus the largest annual performance bonus paid to him or her over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding share options and restricted shares; (d) an amount equal to the Trust's maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to the individual's account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. Amounts paid by the Trust pursuant to the severance plan would be limited so as not to exceed the maximum amount deductible as compensation expenses by the Trust or the maximum amount a participant can receive without becoming subject to an excise tax, each as determined in accordance with the rules and regulations of the Internal Revenue Service.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Exchange Act, the Trust's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that for 1999, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects, with the exception of the late filing of a Form 4 with respect to Mr. Buchholz and the need to amend the Form 5 filed by Mr. Rouse to reflect common shares purchased in the last quarter of 1999 pursuant to the Company's dividend reinvestment plan.

                             CERTAIN TRANSACTIONS

     The founding partners of Rouse & Associates also owned all of The Norwood Company ("Norwood"), a construction company that performed much but not all of the construction for Rouse & Associates. In January 1995, the owners of Norwood sold the company to certain of its employees, none of whom is a Trust employee, taking back notes that are non-recourse to the buyers. One of the Named Executive Officers and his wife hold certain of such notes, which have an aggregate outstanding balance of approximately $1.0 million. Amounts paid by the Company to Norwood in 1999 pursuant to construction contracts were $24.2 million.

     The Company provides management services with respect to a joint venture between Rouse Kent Limited, which is owned by certain senior executives of the Company and the County of Kent, England. The Company has an option to purchase Rouse Kent Limited for nominal consideration. At March 15, 2000, the Company had accounts and a loan receivable from Rouse Kent Limited with an aggregate outstanding balance of $6.5 million. The Company has agreed to loan an additional $8.8 million in connection with the development of two office properties in the County of Kent, England. The loan, which bears interest at a rate of 12% per annum, matures on November 30, 2001 and is secured by a mortgage on the properties.

                         Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Trustees. In fulfilling its responsibility, the Committee recommended to the Board of Trustees the selection of the Company's independent auditors. The Audit Committee discussed with the independent auditors the overall scope and specific plans for their audit. The Committee also discussed the Company's consolidated financial statements and the adequacy of the Company's internal controls. The Committee met regularly with the Company's independent auditors, without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The meetings also were designed to facilitate any private communication with the Committee desired by the independent auditors. During the course of the year, the Committee recommended to and received approval of the Board of Trustees for the creation of an internal auditor position. A copy of the Audit Committee Charter is set forth below.


                                Audit Committee

                         Frederick F. Buchholz (Chair)
                                John A. Miller
                            Thomas C. DeLoach, Jr.
                               Stephen B. Siegel
                               M. Leanne Lachman

                            AUDIT COMMITTEE CHARTER

                                 Organization


     The Audit Committee of the Board of Trustees shall be comprised of at least three trustees who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

                              Statement of Policy

     The Audit Committee shall provide assistance to the trustees in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the trustees, the independent auditors and the financial management of the Company. It is the expectation of the Audit Committee that the financial management will fulfill its responsibility of bringing any significant items to the attention of the Audit Committee.

                               Responsibilities

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the trustees and shareholders that the corporate accounting and reporting practices of the Company are in accordance with pertinent requirements.

     In carrying out these responsibilities, the Audit Committee will:

   o Obtain annually the full Board of Trustees' approval of this Charter and review and reassess this Charter as conditions dictate.

   o Review and recommend to the trustees the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

   o Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Trustees and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

   o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditors' compensation and at the conclusion thereof review such audit or reviews, including any comments or recommendations of the independent auditors.

   o Review with the independent auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

   o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors.

   o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present.

   o Report the results of the annual audit to the Board of Trustees.

   o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

   o Include a report of the Audit Committee in the proxy statement.

   o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Trustees.

   o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Trustees. The Compensation Committee, composed of independent members of the Board of Trustees, reviews the performance of the Trust's executive officers, fixes the base compensation of executive officers, awards appropriate bonuses and makes long-term incentive compensation awards, including grants of shares and options. Final compensation determinations for each fiscal year are generally made after the end of the fiscal year. At that time, base salaries for the following fiscal year are set, cash bonuses, if any, are determined for the past year's performance, and long-term incentive awards, if any, are generally made. At a meeting in February 2000, the Compensation Committee fixed the base salaries for the Named Executive Officers for the fiscal year ending December 31, 2000 and determined incentive compensation awards for such officers in respect of the fiscal year ended December 31, 1999. In making these determinations, the Compensation Committee considered recommendations from management, along with other factors, including independently prepared industry compensation information. In 1999, the Compensation Committee engaged an independent compensation and benefits consultant to advise the Compensation Committee regarding executive officer compensation matters, including base salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considered the consultants' analysis in determining base salaries and incentive compensation.

     Executive Officer Compensation Policies. The objectives of the Compensation Committee are to (a) support the achievement by the Trust of desired performance, (b) provide compensation and benefits that will attract, motivate and retain superior talent, (c) reward individual performance and (d) relate a significant portion of compensation to the Trust's actual performance, including long-term performance. The Compensation Committee believes that a significant portion of total executive officer compensation should consist of variable, performance-based components. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company's shareholders by linking a portion of executive compensation directly to increases in shareholder value. The Company seeks to provide total compensation to its executive officers, which is competitive with a total compensation paid by REITs similar to the Company (the "peer group"). The peer group was chosen by the Compensation Committee in consultation with the independent compensation and benefits consultant. The Compensation Committee believes that a peer group comparison enables the Company to determine a fair level of compensation for executive officers, while assuring shareholders that executive pay levels are reasonable.

     In addition to the components noted above, the compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust's employees participate. At the present time, the only plans in effect are health, life and disability insurance plans, a 401(k) plan and the severance plan for certain senior officers of the Trust described under "Severance Plan."

     Base Salary. Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by peer group members. Changes in individual base salaries are based in part on the review of the report prepared by the independent benefits and compensation consultant, which included a review of peer group practices, as well as the Trust's performance, the individual's performance, experience and responsibility and increases in cost of living indices. The weight given such factors by the Compensation Committee may vary from individual to individual. Base salaries are reviewed for adjustment annually.

     Annual Incentive Compensation. The Named Executive Officers participate in a bonus program whereby such officers are eligible for cash bonuses if certain performance objectives are achieved. The annual cash bonus for the Named Executive Officers is based upon the growth of Funds from Operations per common share measured relative to performance of the peer group. The annual cash bonus is subject to adjustment by the Compensation Committee in its discretion.

     Consistent with a policy adopted by the Compensation Committee for all employees, an executive officer has the option of taking shares in lieu of a cash bonus at the rate of shares equal to 120% of the cash value of the bonus. Dividends will be paid on such common shares issued pursuant to such awards and the restrictions related to such awards will expire on February 28, 2001.

     Long-Term Incentive Compensation. Long-term incentive compensation for the Named Executive Officers is provided through the grant of share options and restricted share awards. The options and restricted shares awarded to the Named Executive Officers for 1999 were based in part on the review of the report prepared by the independent benefits and compensation consultant, which included a review of peer group practices, as well as the Trust's performance with respect to total shareholder return and growth in funds from operations and the individual's performance, experience and responsibility. The long-term incentive compensation awards are subject to adjustment by the Compensation Committee in its discretion. The grant of share options and restricted share awards are made under the Company's Amended and Restated Share Incentive Plan, which is administered by the Compensation Committee.

     The exercise price of options granted with respect to 1999 is the market price of the common shares at the time of grant and, therefore, the options will have value only if the Trust's share price increases over the exercise price after the option is granted. The Compensation Committee believes that the grant of share options provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return.

     A portion of the long-term incentive compensation consists of an award of restricted common shares. The Compensation Committee believes that the grant of restricted share awards provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return.

     The terms of options and restricted share awards, including vesting, exercisability and term are determined by the Compensation Committee, subject to requirements imposed by the Plan. The options granted with respect to 1999 vest over a three-year period beginning with the date of the grant as follows:
20% after the first year, 50% after two years and 100% after three years. The restricted stock awards made with respect to 1999 vest ratably over a five-year period beginning with the anniversary date of the grant (i.e., 20% will vest on the anniversary date of the grant).

     The awards made by the Compensation Committee are based upon the relative position and responsibilities of each employee, historical and expected contributions of each employee to the Trust and a review of competitive equity compensation for employees of peer group members. For information regarding recent options and restricted stock awards granted to the Trust's Named Executive Officers, reference is made to the tables set forth under "Compensation of Executive Officers."

     In the event of a Change of Control (as defined in the Plan), all outstanding options and restricted shares become fully vested.

     After consultation with the independent compensation and benefits consultant, consideration of independent compensation data and the objectives of the compensation policy, the Compensation Committee has instituted a long-term incentive compensation program that is linked directly total shareholder return. Going forward, it is intended that long-term incentive compensation awards made to executive officers will be derived from the Company's total return measured against a peer group determined by the Compensation Committee, with above median compensation only paid for above median performance. The long-term incentive compensation program is subject to adjustment by the Compensation Committee in its discretion.

     Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance based compensation in excess of $1.0 million paid to certain executive officers. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing executives appropriate awards for their performance. The Company's long-term incentive plans have been designed to comply with the performance-based requirements of
Section 162(m).

     Chief Executive Officer Compensation. The base salary, annual incentive compensation and long-term incentive compensation awarded to the Trust's Chief Executive Officer, Mr. Rouse, are determined substantially in conformity with the policies described above for all other Named Executive Officers of the Trust. In 1999, Mr. Rouse was paid $272,808 in base salary and $397,138 in performance bonus. Mr. Rouse was granted options to purchase 320,102 common shares and was awarded 22,039 shares of restricted stock with respect to 1999.

Included in the grant are options to purchase 70,102 common shares which are subject to approval by the shareholders of an amendment to the Trust's Amended and Restated Share Incentive Plan, which currently limits the size of annual grants of options to any individual to options to purchase 250,000 common shares.


                            Compensation Committee


                            John A. Miller (Chair)
                             Frederick F. Buchholz
                            Thomas C. DeLoach, Jr.
                               Stephen B. Siegel

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                         SHARE PRICE PERFORMANCE GRAPH

     The following table compares the cumulative total shareholder return on the common shares for the period beginning December 31, 1994 and ending December 31, 1999 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500"), the NAREIT Equity REIT Total Return Index ("NAREIT Index") and the Russell 2000 Index ("Russell 2000") over the same period. Total return values for the S&P 500, the NAREIT Index, the Russell 2000 and the common shares were calculated based on cumulative total return assuming the investment of $100 in the NAREIT Index, the S&P 500, the Russell 2000 and the common shares on December 31, 1994, and assuming reinvestment of dividends in all cases. The shareholder return shown on the graph below is not necessarily indicative of future performance.


                     Comparison of Cumulative Total Return
           Liberty Property Trust Common Shares, NAREIT Equity REIT
         Total Return Index, the Russell 2000 Index and S&P 500 Index



 [GRAPHIC OMITTED]



                              1994                               1995
                          ------------  ------------------------------------------------------
                          Dec. 31       Mar. 31       June 30      Sept. 30       Dec. 31
Liberty Property Trust    $100.00      $ 100.66      $ 101.96      $ 112.60      $ 109.95
NAREIT Index (1)           100.00         99.83        105.70        110.68        115.27
S&P 500                    100.00        109.74        120.15        129.70        137.43
Russell 2000 (2)           100.00        104.61        114.42        125.72        128.44



                                                   1996
                          ------------------------------------------------------
                          Mar. 31       June 30      Sept. 30       Dec. 31
Liberty Property Trust    $109.29      $ 107.36      $ 119.85      $ 144.58
NAREIT Index (1)           117.89        123.13        131.19        155.92
S&P 500                    144.81        151.30        155.98        168.98
Russell 2000 (2)           134.99        141.75        142.23        149.63


                                                   1997
                          ------------------------------------------------------
                          Mar. 31       June 30      Sept. 30       Dec. 31
Liberty Property Trust    $139.75      $ 144.30      $ 158.70      $ 170.80
NAREIT Index (1)           157.00        164.81        184.29        187.51
S&P 500                    173.51        203.81        219.08        225.37
Russell 2000 (2)           141.89        164.89        189.43        183.08



                                                   1998
                          ------------------------------------------------------
                          Mar. 31       June 30      Sept. 30       Dec. 31
Liberty Property Trust    $163.19      $ 157.77      $ 149.45      $ 157.57
NAREIT Index (1)           186.63        178.07        159.34        154.69
S&P 500                    256.80        265.30        238.90        289.78
Russell 2000 (2)           201.51        192.10        153.41        178.43


                                                     1999
                           ---------------------------------------------------------
                           Mar. 31        June 30       Sept. 30        Dec. 31
Liberty Property Trust     $135.64       $ 165.60       $ 154.48       $ 172.13
NAREIT Index (1)            147.23         162.08         149.04         147.54
S&P 500                     304.20         325.64         305.30         350.72
Russell 2000 (2)            168.75         194.99         182.66         216.36

------------

(1) The NAREIT Index (consisting of 167 real estate investment trusts with a an equity market capitalization of $118.2 billion at December 31, 1999) is maintained by the National Association of Real Estate Investment Trusts, Inc., is published monthly, and is based on the last closing prices of the preceding month.

(2) The Russell 2000 Index is a popular measure of the stock price performance of small companies. Russell Indexes are market capitalization weighted indexes. The Russell 1000 Index is comprised of the 1,000 largest U.S. stocks in terms of market capitalization. The Russell 2000 Index is comprised of the next 2,000 largest U.S. stocks in terms of market capitalization.

     The share price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                         PROPOSALS OF SECURITY HOLDERS

     All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2001 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 2, 2000 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2001 Annual Meeting of Shareholders.

     A shareholder of the Trust may wish to have a proposal presented at the 2001 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's proxy statement and form of proxy relating to that meeting. Pursuant to Section 12(b) of the Trust's By-laws, notice of any such proposal must be received by the Trust between January 1, 2001 and January 31, 2001. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

                             INDEPENDENT AUDITORS

     Ernst & Young LLP performed the customary auditing services for the fiscal year ended December 31, 1999. The Trust has selected Ernst & Young LLP as its independent auditors to perform these services for the next fiscal year. A representative of Ernst & Young LLP is expected to be present at the Meeting. Such representative will be available to respond to questions from the floor and will be afforded an opportunity to make any statement, which he or she may deem appropriate.

                            SOLICITATION OF PROXIES

     The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mails, solicitations may be made by telephone and personal interviews by officers, directors and regularly engaged employees of the Trust. The Trust has engaged Corporate Investor Communications, Inc. ("CIC") to distribute the Trust's shareholder materials and solicit proxies. The Trust has agreed to pay CIC a fee of approximately $5,500 and reimburse CIC for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

                          ANNUAL REPORT ON FORM 10-K

     The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Commission for its most recent fiscal year. Such written requests should be directed to the Director of Investor Relations at the address of the Trust appearing on the first page of this proxy statement.

                                                                   Appendix A


                                      PROXY

                             LIBERTY PROPERTY TRUST

                            65 Valley Stream Parkway
                           Malvern, Pennsylvania 19355

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust") hereby appoints Willard G. Rouse III and Joseph P. Denny, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on Wednesday, May 17, 2000, at 10:00 a.m., local time, at the Wyndham Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.

The Board of Trustees recommends a vote "FOR" all of the nominees of the Board of Trustees in the election of trustees.

                                                                 SEE REVERSE
                                                                     SIDE


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/ Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" all of the nominees of the Board of Trustees in the election of trustees. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

1.             Election of three Class III trustees to hold office until 2003.

Nominees:      (01) Joseph P. Denny, (02) David L. Lingerfelt
               and (03) John A. Miller

                        FOR              WITHHELD
                        |_|                       |_|
|-|
------------------------       ------------------------------
FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.


                                                                  MARK HERE
                                                                FOR ADDRESS |_|
                                                                 CHANGE AND
                                                               NOTE AT LEFT

                                    The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                                    NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign will full corporate name by a duly authorized officer and affix corporate seal.


Signature:________________ Date:_____   Signature:________________  Date:______